As filed with the Securities and Exchange Commission on September ___, 2008

Registration No. _____________________

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________

ATTIC LIGHT ENTERTAINMENT, INC.

(Name of small business issuer in its charter)

_____________________

Nevada	7812	90-3356943
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

_____________________

3420 Ocean Park Blvd., #3000
Santa Monica, CA 90405	3420 Ocean Park Blvd., #3000
(541) 740-6612	Santa Monica, CA 90405
(Address and telephone number of	(Address of principal place
principal executive office)	of business)

Stephen M. Griffith, Jr., President

3420 Ocean Park Blvd. Ste. 3000

Santa Monica, CA 90405

(541)740-6612

(Name, address and telephone number of agent for service)

____________________________

COPIES TO:

Counsel to Issuer

Gregory M. Wilson, Esq.

18610 East 32nd Ave.

Greenacres, WA 99016

Tel  (509) 891-8373

Fax (509) 891-8382

Approximate Date of Proposed Sale to the Public.

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   Large Accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐  Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	1,948,000	$0.10	$194,800	$7.65

Total Registration and Fee	1,948,000	$0.10	$194,800	$7.65

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with section 8(a) of the securities act, or until the registration statement will become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus will not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED September ___, 2008.

PROSPECTUS

ATTIC LIGHT ENTERTAINMENT, INC.

1,948,000

Common Shares

ATTIC LIGHT ENTERTAINMENT, INC.

3420 Ocean Park Blvd.

Suite 3000

Santa Monica, CA 90405

The Resale of Shares of Common Stock

The selling price of the shares will be determined by market factors at the time of their resale.

This prospectus relates to the resale by the selling shareholders of up 1,948,000 to shares of common stock. The selling shareholders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions.

This offering is not being underwritten.  The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as a principal or agent, or in privately negotiated transactions not involving a broker or dealer.

We will receive no proceeds from the sale of the shares by the selling shareholders.

No exchange or over-the-counter market exists for our shares. The offering price was established by management and does not reflect market value, assets or any established criteria of valuation.

Investing in the common stock involves a high degree of risk. You should not invest in the common stock unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require us to include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

Brokers or dealers effecting transactions in the Shares should confirm the registration of the Shares under the securities laws of the states in which such transactions occur or the existence of an exemption from such registration, or should cause such registration to occur in connection with any offer or sale of the Shares.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION dated September ___, 2008

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Forward-looking Statements	5

Prospectus Summary	5

The Company	6

The Offering	6

Risk Factors	7

Use of Proceeds	15

Market For Common Equity and Related Shareholder Matters	15

Dividends and Dividend Policy	15

Business	16

Properties	22

Management's Discussion and Analysis of Financial Condition and Results of Operations	22

Selling Shareholders	23

Plan of Distribution	25

Directors and Executive Officers	27

Principal Shareholders	31

Transactions with Management and Others	33

Legal Proceedings	35

Description of Securities	35

Legal Matters	35

Experts	35

Where You Can Find More Information	36

Index to Consolidated Financial Statements	F-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions. When reading any forward looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

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whether or not markets for our products develop and, if they do develop, the pace at which they develop;

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our ability to attract the qualified personnel to implement our growth strategies,

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our ability to develop sales, marketing and distribution capabilities;

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the accuracy of our estimates and projections;

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our ability to fund our short-term and long-term financing needs;

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changes in our business plan and corporate strategies; and

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other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations”.

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Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the  Financial Statements (including the notes thereto) appearing elsewhere in this Prospectus.  Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.

The Company

Attic Light Entertainment, Inc. (herein, “ALE” or the “Company”) is a Nevada corporation organized on July 19, 2007 as Attic Light Holdings, Inc.  On September 6, 2007 the name was changed to Attic Light Entertainment, Inc. Our offices are located at 3420 Ocean Park Blvd., Santa Monica, CA 90405.  Our telephone number is (541) 740-6612. Our website is www.atticlightentertainment.com.

We are a startup film and production company specializing in innovative all-digital motion picture production. We have achieved losses since inception, and have been issued a going concern opinion from our independent certifying accountants.  We rely upon the sale of our securities and, or debt financing to fund operations.

The Offering

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective up to 1,948,000 common shares

The selling shareholders may sell their shares at $0.10 per share when our Company shares are quoted on the OTC Electronic Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Shareholders” and “Plan of Distribution”. We will not receive any of the proceeds from those sales. Should the selling shareholders in their discretion, exercise any of the common share purchase warrants underlying the common shares offered under this prospectus, we would, however, receive the exercise price for those warrants. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders.

Information on Outstanding Shares

The number of shares of our common stock outstanding before and after this offering is set forth below:

•

Common shares issued and outstanding before this offering:   30,073,000

•

Common shares issued and outstanding after this Offering:     30,073,000

The number set forth above for the shares of common stock outstanding before this offering is the number of shares of our common stock outstanding on September 1, 2008.

Use of Proceeds

We will not realize any of the proceeds from the sale of the shares offered by the selling stockholders. See "Use of Proceeds".

FORWARD-LOOKING STATEMENTS:

We have included forward-looking statements in this registration statement. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward looking statements. Without limiting the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "estimate", "plan" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions, demand for the Company's products, competitive factors in the industries in which we compete or intend to compete, natural gas availability and cost and timing, impact and other uncertainties of our future acquisition plans.

Risk Factors

An investment in the Securities offered in this Prospectus involves a high degree of risk and should only be made by persons who can afford the loss of their entire investment.  Accordingly, prospective investors should consider carefully the following factors, in addition to the other information concerning the Company and its business contained in this Prospectus, before purchasing the Securities offered hereby. An investment in the common stock the selling shareholders are offering to resell is risky. You should be able to bear a complete loss of your investment. Before purchasing any of the common stock, you should carefully consider the following risk factors, among others. This report contains various forward looking statements that involve risk and uncertainties.  Our actual results may differ materially from the results discussed in the forward looking statements.  Factors that might cause such a difference include, but are not limited to, those discussed below and elsewhere in this report.

Risks Associated with Our Operations

We have a limited operating history as a motion picture company in which to evaluate our business.

We were incorporated in Nevada on July 19, 2007. We have been unable to fully implement our business model because of financing constraints. To date, we have no revenue and a limited operating history as a motion picture company upon which an evaluation of our future success or failure can be made. Current and future Company assets, including scripts and other properties that maybe obtained in the future, may not be suitable for development to the projected forecast for 2007-2008 unless additional financing is secured. No assurances of any nature can be made to investors that the Company will be profitable or that it will remain in business. There can be no assurances that our management will be successful in managing the Company as a motion picture production, distribution and marketing company.

We have incurred significant and continuing losses and may not be able to generate revenues to sustain our operations.

We have experienced significant operating losses since our inception on July 19, 2007. We incurred net loss of approximately $30,130 for the year ended December 31, 2007 and had an accumulated deficit of $37,130 at June 30, 2008, all of which related to our previous activities as a start up organization.

We will continue to have a high level of operating expenses and will be required to make significant up-front expenditures in connection with the commencement of income-generating activities (including, but not limited to, salaries of executive, marketing and other personnel). We expect to incur additional losses until such time as we are able to fully implement our new business model and generate sufficient revenues to finance our operations and the costs of expansion. There can be no assurance that the Company will be able to generate such revenues and operate profitably.

We will require additional funds to achieve our current business strategy and our inability to obtain additional financing could cause us to cease our business operations.

We will need to raise additional funds through public or private debt or sale of equity to achieve our business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

Our ability to grow our company through production and distribution of motion pictures and to fund our operating expenses will depend upon our ability to obtain funds through equity financing, debt financing (including credit facilities) or the sale or syndication of some or all of our interests in certain projects or other assets. Our new business plan requires a substantial investment of capital. At present, we need to generate approximately $5,000,000 dollars annually either through revenue generation or some form of financing to implement our business model. This amount may be adjusted at the time we begin fully implementing our business plan. As a result, there can be no guarantee that we will be able to generate this level of revenue and/or funding, and as a result our ability to remain in business could be adversely affected if we are not successful in developing revenues and/or funding. The production, acquisition and distribution of motion pictures require a significant amount of capital. A significant amount of time may elapse between our expenditure of funds and the receipt of commercial revenues from our motion pictures, if any. This time lapse requires us to fund a significant portion of our capital requirements from private parties, institutions, and other sources. Although we intend to reduce the risks of our production exposure through strict financial guidelines, we cannot assure you that we will not be subject to substantial financial risks relating to the production, acquisition, completion and release of future motion pictures. If we increase our production slate or our production budgets, we may be required to increase overhead, make larger up-front payments to talent and consequently bear greater financial risks. Any of the foregoing could have a material adverse effect on our business, results of operations or financial condition.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We have been the subject of a going concern opinion for the fiscal year ended December 31, 2007 from our independent certifying accountants, which means that we may not be able to continue operations unless we can become profitable or obtain additional funding.

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the fiscal year ended December 31, 2007, which states that the financial statements raise substantial doubt as to our ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We will have to raise additional funds to meet our current obligations and to cover operating expenses through the year ending December 31, 2008. If we are not successful in raising additional capital we may not be able to continue as a going concern.

If we are unable to retain the services of our executive officers, Stephen Griffith or Tristan Pico, or if we are unable to successfully recruit qualified managerial personnel and employees with experience in business and the motion picture industry, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued service of our executive officers, Stephen Griffith, President and Chief Executive Officer and Tristan Pico, Secretary. Loss of the services of any of our executive officers could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the lives of our executive officers.

In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting highly skilled creative and production personnel, including producers, executives, cinematographers, editors, costume designers, set designers, sound technicians, lighting technicians, actors, sales and marketing experts, and legal and accounting experts. Although we expect to find qualified candidates to fill these positions, competition is intense and they may be unwilling to work for us under acceptable terms. This could delay production or reduce the quality of our film projects, which would impair our ability to successfully implement our business model.

Also, many of these positions could require us to hire members of unions or guilds. As a result, our ability to terminate unsatisfactory or non-performing workers could be adversely affected by existing union or guild contracts and regulations. This could cause delays in production of our film projects and significantly increase costs.

There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

It is likely that additional shares of our stock will be issued in the normal course of our business development, which will result in a dilutive affect on our existing stockholders.

We will issue additional stock as required to raise additional working capital in order to secure intellectual properties, undertake company acquisitions, recruit and retain an effective management team, compensate our officers and directors, engage industry consultants and for other business development activities.

If we fail to adequately manage our growth, we may not be successful in growing our business and becoming profitable.

We expect our business and number of employees to grow over the next year. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth over the next 12 months. Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our securities will be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

▪	Make a suitability determination prior to selling a penny stock to the purchaser;

▪	Receive the purchaser's written consent to the transaction; and

▪	Provide certain written disclosures to the purchaser.

Risks Associated with the Motion Picture Production and Distribution Industry

Because the movie industry is intensely competitive and we lack the name recognition and resources of our competitors, we may never generate any revenues or become profitable.

The motion picture industry is highly competitive. We believe that a motion picture's theatrical success is dependent upon general public acceptance, marketing technology, advertising and the quality of the production. We intend to produce motion pictures that normally should compete with numerous independent and foreign productions as well as productions produced and distributed by a number of major domestic companies, many of which are units of conglomerate corporations with assets and resources substantially greater than ours. Some of the production and distribution companies that we will compete with are The Weinstein Company, Jerry Bruckheimer Films, Miramax Films, Lions Gate Entertainment Corp., Sony Pictures Entertainment, Inc., New Line Cinema, a subsidiary of Time Warner, Universal Studios, 20th Century Fox Film Corporation, a subsidiary of News Corp., Buena Vista Motion Pictures Group, a collection of affiliated motion picture studios all subsidiaries of The Walt Disney Company, Paramount Pictures Corporation, a subsidiary of Viacom, and Troma Entertainment, Inc. All of these competitors are significantly larger than us, have a long-standing business relationship with customers, vendors and financial institutions, and have established staying power in the industry over the past twenty years.

Our management believes that in recent years there has been an increase in competition in virtually all facets of the motion picture industry. With increased alternative distribution channels for many types of entertainment, the motion picture business competes more intensely than previously with all other types of entertainment activities as well as television. While increased use of pay per view television, pay television channels, and home video products are potentially beneficial, there is no guarantee that we will be able to successfully penetrate these markets. Failure to penetrate these potential distribution channels would have a material adverse impact on our results of operations.

Since our success depends on the commercial success of our motion pictures, which is unpredictable and highly speculative, we may never generate any revenue or become profitable.

The success of a single motion picture project is fraught with an unusually high degree of uncertainty and risk. A studio or independent producer's ability to finance a project, execute a successful distribution strategy, obtain favorable press and compete with an unknown quantity of competing releases are just some of the factors that impact the commercial success or failure of a film project. Our strategy involves producing a minimum of 2-3 motion pictures per year. While the intent is to reduce production risk through this strategy, our plan has the potential to compound risks germane to the industry.

Each film we produce and distribute should appeal to a given segment of society to achieve acceptance. Although our intent to target niche markets that should require less than broad market acceptance to achieve commercial success, there can be no assurance that this strategy will succeed.

Motion picture production and distribution is highly speculative and inherently risky. There can be no assurance of the economic success of any motion picture since the revenues derived from the production and distribution of a motion picture(which do not necessarily bear a direct correlation to the production or distribution costs incurred) depend primarily upon its acceptance by the public, which cannot be predicted. The commercial success of a motion picture also depends upon the acceptance of competing films released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Further, the theatrical success of a motion picture is generally a key factor ingenerating revenues from other distribution channels. There is a substantial risk that some or all of our motion pictures will not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized.

Theaters are more likely to exhibit feature films with substantial studio marketing budgets. Even if we are able to complete the films and obtain distribution, it is unclear how much should be spent on marketing to promote each film by our distributors.

All of these factors cannot be predicted with certainty. In addition, motion picture attendance is seasonal, with the greatest attendance typically occurring during the summer and holidays. The release of a film during a period of relatively low theater attendance is likely to affect the film's box office receipts adversely.

Relatively few motion pictures return a profit to investors. There can be no assurance that a motion picture will recoup its production costs. There is a very high degree of risk that any motion picture we may produce will not return all or any portion of our investment.

We may not be able to complete a specific motion picture, which could cost us substantial amounts and potentially adversely affect our other planned productions.

The probability of successfully completing a motion picture project is also laden with an unusually high degree of uncertainty and risks. Movie producers are often involved in several projects at the same time and an active film director is often presented with opportunities to direct many movies. In addition, independent contractors needed to produce the film often have commitments to more than one movie project. Because we may decide to replace key members of our production team if they are unable to perform their duties within our schedule, the availability of qualified personnel to replace key members may not be adequate and as a result our ability to continue and complete a specific production may be put in jeopardy. As a result, we might have to close down a production. That event would have an adverse affect on our planned operations.

If we do not complete the film on schedule or within budget, our ability to generate revenue may be diminished, delayed or even evaporate. Our success depends on our ability to complete the film on schedule and within budget. If a specific film is not completed, we may loose all of the funds paid into a particular project with no way to recoup that investment.

Our operating results will fluctuate.

Like all motion picture production companies, our revenues and results of operations could be significantly dependent upon the timing of releases and the commercial success of the motion pictures we distribute, none of which can be predicted with certainty. Accordingly, our revenues and results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods.

In accordance with generally accepted accounting principles and industry practice, we intend to amortize film costs using the individual-film-forecast method under which such costs are amortized for each film in the ratio that revenue earned in the current period for such title bears to management's estimate of the total revenues to be realized from all media and markets for such title. To comply with this accounting principle, our management plans to regularly review, and revise when necessary, our total revenue estimates on a title-by-title basis, which may result in a change in the rate of amortization and/or a write-down of the film asset to net realizable value. Results of operations in future years should be dependent upon our amortization of film costs and may be significantly affected by periodic adjustments in amortization rates. The likelihood of the Company's reporting of losses is increased because the industry's accounting method requires the immediate recognition of the entire loss in instances where it is expected that a motion picture should not recover the Company's investment.

Similarly, should any of our films be profitable in a given period, we should have to recognize that profit over the entire revenue stream expected to be generated by the individual film.

Our film production budgets may increase and film production spending may exceed such budgets.

Our future film budgets may increase due to factors including, but not limited to, (1) escalation in compensation rates of people required to work on our projects, (2) number of personnel required to work on our projects, (3) equipment needs, (4) the enhancement of existing or the development of new proprietary technology and (5) the addition of facilities to accommodate the growth of a studio. Due to production exigencies, which are often difficult to predict, it is not uncommon for film production spending to exceed film production budgets, and our projects may not be completed within the budgeted amounts. In addition, when production of each film is completed, we may incur significant carrying costs associated with transitioning personnel on creative and development teams from one project to another. These carrying costs increase overall production budgets and could have a material adverse effect on our results of operations and financial condition.

We are smaller and less diversified than all of our competitors.

Although we plan to be an independent distributor and producer, we expect to constantly compete with major U.S. and international studios. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels that can provide both means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their motion picture and television operations. In addition, the major studios have more resources with which to compete for ideas, storylines and scripts created by third parties as well as for actors, directors and other personnel required for production. The resources of the major studios may also give them an advantage in acquiring other businesses or assets, including film libraries, that we might also be interested in acquiring. The foregoing could have a material adverse effect on our business, results of operations and financial condition.

If we are alleged to have infringed on the intellectual property or other rights of third parties it could subject us to significant liability for damages and invalidation of our proprietary rights.

Our business is highly dependent upon intellectual property, a field that has encountered increasing litigation in recent years. If third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content. There can be no assurance that we would prevail in any such litigation. If we were to lose a litigation relating to intellectual property, we could be forced to pay monetary damages and to cease the sale of certain products or the use of certain technology. Any of the foregoing may adversely affect our business.

Risks Related to Our Common Stock and Its Market

If the ownership of our common stock continues to be somewhat concentrated in shares owned by our management, and affiliate shareholders, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

As of September 1, 2008, Mr. Griffith, our President, Chief Executive Officer and Chairman, and affiliated shareholders, beneficially own or control approximately 73.28% of the votes that may be cast in any stockholder vote. Accordingly, Mr. Griffith and affiliated shareholders will have control over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. These stockholders may also delay or prevent a change of control of us, even if such a change of control would benefit our other stockholders. The concentration of stock ownership may adversely affect the trading price of our common stock due to investors' perception that conflicts of interest may exist or arise.

We have not, and currently do not anticipate, paying dividends on our common stock.

We have never paid any dividend on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. We currently intend to retain future earnings, if any, to finance operations, capital expenditures and to expand our business.

There will be a limited market for our common stock which will make it difficult for investors to engage in transactions in our securities.

Our common stock is not quoted an exchange or automated quotation system.  We intend to acquire a common stock quotation on the Over-the-Counter Electronic Bulletin Board (OTCBB). If public trading of our common stock does not commence it will be difficult for our stockholders to sell our common stock.  If a market were to develop in our common stock it is highly likely that it would be an illiquidity market.  As a result, investors in our company may never realize a profit on their investment.

If our stock is quoted, it is likely to be an illiquid market which can lead to price volatility and difficulty liquidating your investment.

The trading volume of our stock will likely be low, which can cause the trading price of a stock to change substantially in response to relatively small orders.  Both stock volume and price could also be subject to wide fluctuations in response to various factors, many of which are beyond our control, including actual or anticipated variations in quarterly and annual operating results and general market perception. An absence of an active trading market could adversely affect our stockholders' ability to sell their common stock in short time periods, or possibly at all. In addition, we believe that factors such as changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

In the future when our stock is quoted on the OTCBB, if our stockholders were to sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our common stock is deemed to be “penny stock”, which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.  Penny stocks are stock:

▪

With a price of less than $5.00 per share;

▪

That are not traded on a “recognized” national exchange;

▪

Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

▪

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Many brokers have decided not to trade “penny stocks” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities.

Shares eligible for public sale in the future could decrease the price of our shares of common stock and reduce our future ability to raise capital.

Sales of substantial amounts of shares of our common stock in the public market could decrease the prevailing market price of our common stock. If this were the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares.  In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

USE OF PROCEEDS

The Selling Stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any proceeds from the sale of the shares by the selling shareholders.  We will pay all the expenses  incident to this registration.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for the Company’s common stock.

Holders of Common Stock

As of September 1, 2008, we had an aggregate of 44 stockholders of record as reported by our transfer agent, OTC Stock Transfer, 231 East 2100 South, Suite F, Salt Lake City, Utah 84115

Dividends and Dividend Policy

There are no restrictions imposed on the Company which limit its ability to declare or pay dividends on its common stock, except as limited by state corporation law. During the year ended December 31, 2007, no cash or stock dividends were declared or paid and none are expected to be paid in the foreseeable future.

We expect to continue to retain all earnings generated by our future operations for the development and growth of our business. The Board of Directors will determine whether or not to pay dividends in the future in light of our earnings, financial condition, capital requirements and other factors.

Securities Authorized for Issuance under Equity Compensation Plans.

We have not adopted any equity compensation plans.

BUSINESS

Business Overview

Attic Light Entertainment (ALE) is a digital motion picture production company.  We believe that ALE will innovate the way feature films are made in the future.  We utilize cutting edge computer technologies to produce our motion pictures.  We believe these digitally mastered motion pictures rival traditional analog celluloid produced motion pictures.  Our digital motion picture production system permits us to produce pictures in a shorter time period with a substantial reduction in production costs. We have produced one all digital motion picture which we are preparing for distribution.  We have other motion picture projects in various stages of development.

There are three types of hardware ALE uses to record digital motion pictures:  (1) The RED camera, a newly developed digital motion picture camera that photographs images at a quality level equal to, or exceeding that of traditional film cameras, (2) hard disk drives, for storing the digital images recorded with the digital camera; and (3) the Redcine ™ and Scratch™ software systems, which are advanced computer and software bundles used to read, review, edit, color grade, and modify digital motion pictures photography.

Traditional non-digital motion picture production is recorded on 35mm celluloid film.  Film workflow has some disadvantages when compared to digital film production workflow.  Film has image content limitations.  When recording with traditional film, a film reel is inserted into the back of each set camera. Each film reel can only hold 11 minutes of recorded images. This means that every 11 minutes, all production has to stop, and the film reel is removed and replaced. This takes some time and over the course of the days, weeks, or months, it can add to significant amounts of down time. The cost of motion picture production can run from tens to hundreds of thousands of dollars per hour.

After the motion picture film has been recorded, it requires development processing before it can be reviewed by the director and creative staff.  After development processing, a film is traditionally converted from film format (analog format) into a digital format.   Once in a digital format, such as a DVD, the film is ready editorial or other image post-processing.  Most, if not all, post-production motion picture editing and image processing is conducted in a digital domain.  This analog-to-digital conversion process adds another step to the traditional film motion picture production costs.

Film is also sensitive to light and other damaging elements.  Film can attract dust, hair and other small objects that degrade the quality of the picture.  Damaged film requires re-shooting hours of a motion picture.

We believe that all digital motion picture production workflow is vastly superior to the traditional analog film production. We set forth some of the corresponding advantages and disadvantages of analog versus digital motion picture production.

Some of the advantages of digital motion picture production include:

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The ability to back up images recorded on a digital camera by copying the images on the camera to another hard disk drive.

•

Digital images do not degrade over time and are difficult to damage.

•

Recording motion pictures digitally permits recording without any the interruption of reel changes since you are recording to hard disk drives that can be swapped out within seconds.

•

Digital motion picture recording to a hard disk drive permits recording from 40-120 minutes before changing drives. The hard disk drives for a typical feature film may cost as little as $1000 each.

•

When recording digitally, the director can review the images as captured or moments later manipulate them in an editorial software program.  This flexibility can verify that the images are correct and thereby prevent hours of re-recording.

Some of the corresponding disadvantages of analog motion picture production include:

•

Film must be developed in a laboratory, printed and copied before review.

•

Film degrades in quality over time, attracts contaminants and is easily damaged.

•

Film recording is limited to the length of the reel which is typically 11 minutes before it must be replaced with a new reel of film.

•

35mm Film generally costs about $0.40/ft with processing. A typical feature motion picture, after being edited, will comprise between 100,000-150,000 feet of film. Typically, a director may use five to ten times this amount of film before editing.  Film costs may exceed $500,000 on a feature motion picture.

•

Film needs to be processed in order to be reviewed or cut-in by an editor, and then processed digitally.  Presently, nearly all films are processed digitally in post production.

ALE believes that the future of traditional motion picture production will be a digital production system. Digital motion picture production photography hardware and software systems are developing rapidly.  The first all-digital motion picture titled, “Zodiac” was released in March 2007.  ALE intends to capitalize on this new technology.

Until recently, all digital motion picture production quality was inferior to traditional analog film production.  The resolution size of the image pixels was the limitation because the standard digital video has a resolution of 720 pixels by 540 pixels, or 0.3 Megapixels.  One still frame from a standard scan of 35mm film has a pixel resolution of 3.1 Megapixels (Megapixel is 2048 times 1536 pixels equals 3,145,728 pixels).  However, the Red Camera can record images at 24 frames per second in the digital domain at a resolution of 9.4 Megapixels (4096 times 2304 pixels equals 9.4 Megapixels).

With the development of digital motion picture cameras, such as the RED™ Camera, it is now possible to produce motion pictures at quality levels exceeding 35mm film. The developers of the RED™ Camera had to develop systems which were capable of writing large amounts of data (9.4 Megapixels) to hard drive disks at the rate of 24 frames per second. This was accomplished by compressing the recorded data.  Once the images are captured, they are decompressed with the manufacture’s Redcine software.  The compressed motion picture images can be manipulated with Scratch™ software in conjunction with a digital editing program such as FinalCut Pro™. The processing systems and software associated with digital motion picture production are continuing to evolve.  ALE terms this motion picture production image data workflow process as a digital pipeline where raw image data is captured, manipulated, edited and processed into a motion picture which can be marketed for public distribution.  ALE plans to utilize its staff’s knowledge of compositing techniques and pipeline development for visual effects on feature films to create a new digital film pipeline system for the independent filmmaker.  This system would include features such as, on set color calibration and look-up table generation so that directors, editors, and any creative set person can visualize what the final result will be even while set filming.  ALE wants bring the world of pre-visualization into independent productions. Doing so will result in a very large reduction in redundant on-set hours.

The independent filmmaking industry has been on the rise due to these technology advances. Only until recently has the technology developed to where it can rival the quality of film, and in many ways it is now on the brink of eclipsing it. ALE has relationships with the suppliers and innovators of these new cameras and production software. ALE has also tested and developed a unique system which it believes can integrate innovative hardware and software platforms into this rapidly evolving motion picture production process.

Like all new technologies, adopters move in quickly, and it is imperative that ALE produces films with this new filmmaking process in order to gain recognition and the first mover advantage.

ALE’s management has extensive experience in visual effects and filmmaking and the ability fully utilize newer technologies.  With the latest software and hardware platforms, digital motion picture production costs can be decreased significantly and the picture production can be completed in a shorter period of time.

Steve Griffith, President and CEO of ALE, as a producer and executive producer, has successfully managed multi-million dollar motion picture projects and developed critical relationships with key industry professionals. He has helped build a visual effects company from the ground up and has managed teams that cover each software package and discipline of visual effects production process.

Paul Winze, Vice President and Creative Director of ALE has also been producing visual effects and live-action production for almost a decade at major studios such as Warner Brothers, Digital Domain, Rhythm and Hues, and Radium. He has had extensive on-set experience and is credited on major award winning motion pictures. Mr. Winze’s background as a prolific writer also gives ALE the ability to evaluate and develop unique and creative scripts.

Product Description

Motion Picture Development

The founders of ALE have been developing projects that cover the entire spectrum of narrative storytelling and distribution mediums. These range from all types of film productions to DVD's and television productions for children. All products have been developed with the highest caliber of creative energies and decision making in order to maintain the best possible quality. The creators are themselves viewers, and they keep that in mind at all times. While the creators strive to create new and innovative products, they understand the needs and desires of the average consumer.

The following are just a few examples of the Intellectual Properties that ALE has been developing:

(Each of the following projects will be marketed for feature length theatrical distribution.)

•

Chains (Action/Drama): A man and his wife respond to a distressed phone call from a friend, and find him completely distraught on a remote road. After reveling to the couple that his wife has been taken away, their friend turns a gun on them, and tells them he can only get his wife back, if he can exchange her for one of them. The couple quickly becomes involved in a dangerous underground market of human trafficking & slavery, where the commodity is highly skilled white color labor.

PLEASE NOTE: The first 10 minutes of this feature script is currently being produced by ALE as a short film. It is the first project ALE has produced, principle photography has already been wrapped, and post-production is well under way. ALE intends to distribute the short film on HBO, as well as circulate the short through film festivals such as Sundance & the L.A. Film Festival. ALE was able to secure named talent in this short film, John Hensley from “Nip/Tuck”, and Andre Royo, from “The Wire” which will make the marketing of the feature version of the project more attractive.

•

Kill Box (Action/Thriller):  In short, a blend of Black Hawk Down and 28 Days Later

•

Tooraj (Action Drama):  Tells the true life story of an Iranian boy who narrowly escapes Iran to find freedom in the USA.

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The Consequence (Action/Thriller):  Based on true events in South Africa, of highly intelligent baboons that terrorized a local village, and a tourist family caught in the middle of it.

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The Reunion (Comedic Drama):  Eight former classmates are riding in a bus on the way to their ten year high school reunion. The bus crashes in a remote area of the Oregonian woods and they are left stranded. Old rivalries and romances resurface as they relive their pasts and discover who they have become…all the while trying to find their way out. This script takes the decade-defining John Hughes films of the 80's and reinvents them with a purely modern sensibility.

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The Crossing (Action drama):  In a small border town in Texas, a quiet sheriff, haunted by personal demons, tries to keep his serene town safe. Just across the border however, a bloody turf war for control of the local drug trade rages on. An innocent young woman and her two younger nephews cross the border into Texas trying to escape. Hot on their trail are vicious killers who will stop at nothing to catch her, and the priceless package she possesses. Now the sheriff must stand up and face his past, in order to protect their futures.

•

Crimson Woods (Thriller/Horror):  A man, his brother and his fiancée drive up the lonely mountain roads in Northern California on their way to his parents' house for Thanksgiving. A coming snowstorm threatens to leave them stranded in the small town of Torrey Pines...a town that holds a deadly secret in the dark woods surrounding it. Something has awoken the creatures in the woods, and they are out for blood.

ALE founders have established relationships with various vendors over the years.  These relationships extend themselves to camera rental facilities that specialize in the most advanced camera systems available. Through ALE's combined experience, they have formed extremely close relationships with various software partners such as: 3-Dimensional modeling and rendering systems, 2-Dimensional compositing systems, Digital Intermediate workflow systems, and many other products designed to help make the filmmaking process more streamlined and cost efficient. They have access to talented artists, directors, photographers, writers, and producers who can assist the company in its projects.

The goal of ALE is to make small budget films that appeal to wide audiences. The Company wants to tell quality stories to viewers all over the world.  The script projects that ALE has been developing cover all genres and categories. The projects range from small character driven dramas all the way to groundbreaking forays into science fiction and horror. One of the drawbacks to smaller budget filmmaking is that the product tends to look 'low budget'.  This will not be the case with our projects because we will be able to transform smaller budget films into premium products using these newer digital motion picture production technologies.

Distribution

Distribution of motion pictures produces revenue.   The most common and profitable distributions are theatrical, television, and DVD releases. These distribution channels are domestic and international.  The Company plans to pursue each of these major distribution channels with the motion pictures it produces.

Distribution is highly competitive.  Distributors look for two things when choosing a motion picture (1) the cost of production and (2) quality of content.  By reducing costs of production, and producing motion pictures for a fraction of the costs of our competitors while maintaining the quality of larger budget motion pictures, we believe our motion picture products will be attractive to a wide range of motion picture distributors. ALE has distribution relationships with both independent and major studio distributors.

Visual Effects

Nearly every motion picture utilizes the services of visual effects companies to enhance images or sometimes provide economic solutions to production problems.  For example, a visual effects company has the ability to create a digital version of downtown New York City into which an actor can be digitally inserted creating the illusion that the actor was photographed on site.  This creative solution can help avoid expensive location costs.

Other examples of visual effects enhancement include the removal of lighting or sound rigs, fixing makeup problems, extending sets, and creating full environments.  Using digital sets will allow ALE to record more efficiently and create a large cost savings.

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Visual Effects Education

Visual effects knowledge is a blend of artistry, technology and science. There are a limited number of companies that provide visual effects education.  These specialized institutions are small in comparison to mainstream universities.  Most are located in the United States.

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Visual Effects School

Within the next year ALE plans to open a visual effects school in China. We plan to offer a service that currently is not available in the country which is high-end visual effects training an education. We have established relationships with government officials, university administrators, and private companies in China who will help us establish this school in Beijing, Shanghai, or Shenzhen. We have established vendor relationships in order to provide equipment and software.  We will employ a staff of visual effects instructor for teaching positions in China.

China has a very high demand for visual effects education. The few visual effects schools in China cannot satisfy the demand for this education.

To our knowledge, currently there are no significant U.S. operated visual effects schools or facilities in China. There is a pressing need in China for a visual effects school lead by a team of visual effects Industry experts and instructors

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Visual Effects Production Facility

There is a high demand for outsourcing certain tasks from U.S. based visual effects companies to companies outside the U.S. that have cheaper production costs principally associated with inexpensive labor pool. ALE plans to incorporate a visual effects studio within its proposed China visual effect school providing an outsourcing facility for U.S. clients.  By utilizing some the existing technology of the school, as well as recruiting both graduating and current students, ALE would save on both labor and equipment costs and be able to provide highly competitive rates for outsourced visual effects work from the U.S.

Research and Development

To enable filmmakers to create great content, ALE's mission is to create a suite of tools based around existing technologies and innovate where necessary, in order to create a proprietary motion picture production system.  This system would extend from the first stages of pre-production through post- production.  We will work on software systems linking them together related camera, hardware and other cutting-edge digital acquisition technologies in order to create a seamless all-digital film production system.

Competition

To be truly successful in independent motion picture production, a Company must have a unique vision.  It must understand what audiences expect and desire to see. ALE’s management has worked for years in every aspect of the film and television production. Their combined experiences range from commercial production to feature film visual effects, photography, feature film principal photography, post production and screenplay development/analysis.

The following are good examples of the kind of successful productions that ALE is hoping to emulate in modeling their feature film development:

Texas Chainsaw Massacre

Budget $9,200,000

$80,148,261 (USA)

$107,071,655 (Worldwide)

Little Miss Sunshine

Budget $8,000,000

$58,938,608 (USA - before Oscar Re-release)

Napoleon Dynamite

Budget $400,000

$44,540,956 (USA)

$46,117,460 (Worldwide)

Brick

Budget $475,000

$2,060,589 (USA)

$1,152,061 (UK)

Saw

Budget $1,200,000

$55,185,045 (USA)

$102,898,683 (Worldwide)

The Descent

Budget $6,960,114

$26,024,456 (USA)

$18,442,576 (foreign)

$44,467,032 (worldwide)

Employees

We have four executive officers.   Presently, we are not compensating our executive officers. We anticipate that we may hire three to five employees during the next twelve months depending on our ability and success financing film projects.

PROPERTIES

Our executive office is provided by LEA Capital Advisors, LLC on a rent-free basis.  Justin Eastland is the managing member of LEA Capital Advisors, LLC.  LEA Capital has informed Attic Light that they will require a formal lease agreement commencing January 1, 2009 for a term of three years at $5,000.00 per month.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations and Operating Expenses

To date, we have had no revenues from operations.  We have experienced significant operating losses since our inception on July 19, 2007. We incurred net loss of approximately $30,130 for the year ended December 31, 2007 and had an accumulated deficit of $37,130 at June 30, 2008, all of which related to our previous activities as a start up organization.

We will continue to have a high level of operating expenses and will be required to make significant up-front expenditures in connection with the commencement of income-generating activities (including, but not limited to, salaries of executive, marketing and other personnel). We expect to incur additional losses until such time as we are able to fully implement our new business model and generate sufficient revenues to finance our operations and the costs of expansion. There can be no assurance that the Company will be able to generate such revenues and operate profitably.

Liquidity and Capital Resources

We will need raise additional funds in order to develop our business plan.  Our ability to grow our company through production and distribution of motion pictures and to fund our operating expenses will depend upon our ability to obtain funds through equity financing, debt financing (including credit facilities) or the sale or syndication of some or all of our interests in certain projects or other assets. Our new business plan requires a substantial investment of capital. At present, we need to generate approximately $5,000,000 dollars annually either through revenue generation or some form of financing to implement our business model. This amount may be adjusted at the time we begin fully implementing our business plan. As a result, there can be no guarantee that we will be able to generate this level of revenue and/or funding, and as a result our ability to remain in business could be adversely affected if we are not successful in developing revenues and/or funding. The production, acquisition and distribution of motion pictures require a significant amount of capital.

Off Balance Sheet Arrangements:  We have no off-balance sheet arrangements.

Product Research and Development:  We are actively developing products as discussed in “Product Development”.

Acquisition or Disposition of Plant and Equipment:  We rent cameras and other motion picture production hardware.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company does not issue or invest in financial instruments or their derivatives for trading or speculative purposes. The operations of the Company are conducted primarily in the United States, and, are not subject to material foreign currency exchange risk.

SELLING SHAREHOLDERS

The following table provides certain information about the selling shareholder's beneficial ownership of our common stock as of September 1, 2008 and as adjusted to give effect to the sale of all of the shares being offered by this prospectus.

The following table identifies the selling stockholders and indicates (i) the nature of any position, office or other material relationship that each selling stockholder has had with us during the past three years (or any of our predecessors or affiliates) and (ii) the number of shares and percentage of our outstanding shares of common stock owned by the selling stockholder prior to the offering, the number of shares to be offered for the selling stockholder's account and the number of shares and percentage of outstanding shares to be owned by the selling stockholder after completion of the offering.

Table 1.

Name of Selling Shareholder	Shares Beneficially Owned Before Offering (A)	Percent of Class of Shares Owned Before the Offering	Maximum Number of Shares to be Sold in this Offering (C)	Shares Beneficially Owned After the Offering	Percent of Class of Shares Owned After this Offering
Vincent D’Angelo	2000	nil	2000	-0-	nil
Craig Barton	2500	nil	2,500	-0-	nil
Patricia Barton	2500	nil	2,500	-0-	nil
Robert Egbert	1000	nil	1000	-0-	nil
Rae Gagnon	1000	nil	1000	-0-	nil
William/Kim Gentle	100	nil	1000	-0-	nil
Mary Gentle	2500	nil	2500	-0-	nil
Donna Gotchet	1000	nil	1000	-0-	nil
Vernon Gotchet	1000	nil	1000	-0-	nil
Danielle Gotchet	1000	nil	1000	-0-	nil
Stephen Griffith,Sr (1)	25,000	0.083%	25,000	-0-	0.083%
Trista Hidalgo	1000	nil	1000	-0-	nil
David Hidalgo	1000	nil	1000	-0-	nil
Richard Jackson	1000	nil	1000	-0-	nil
Trudy Jackson	1000	nil	1000	-0-	nil
Shannon Keany	1000	nil	1000	-0-	nil
Jack Klosterman	1000	nil	1000	-0-	nil
Don Marshall , Sr. (2)	1,000	nil	1,000	-0-	nil
Mark Rampton	1000	nil	1000	-0-	nil
Alice Rampton	1000	nil	1000	-0-	nil
Ken/Mitsi Rudloff	2000	nil	2000	-0-	nil
Mark Skorka	1000	nil	1000	-0-	nil
Smith FamilyTrust	2000	nil	2000	-0-	nil
Karin Stauder	2500	nil	2500	-0-	nil
Beverly Stephens	1000	nil	1000	-0-	nil
Lynne Varelans	5000	nil	5000	-0-	nil
Joan Winze	5000	nil	5000	-0-	nil
Robert Winze	5000	nil	5000	-0-	nil
ProPublic Media (3)	1,875,000	6.23%	1,875,000	-0-	6.23%
Total	1,948,000	6.47%	1,948,000	-0-	6.47%

(A) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.  Percentage of beneficial ownership is based on 30,073,000 shares of common stock outstanding as of September 1, 2008.

(1)  Selling Shareholder Stephen Griffith, Sr. is the father of Stephen Griffith, Jr., the president and CEO of Attic Light Entertainment.

(2)   Don Marshall, Sr. is the father of the Don Marshall who is the company’s Treasurer and a member of the board of directors.

(3)  ProPublic Media is a Nevada limited liability entity.  Quoc (Jacob) Nguyen is the natural person who has voting and dispositive control over the securities.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock of Attic Light Entertainment, Inc., a Nevada corporation (the “Company”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event will any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Regulation M

We have informed the Selling Stockholders that Regulation M promulgated under the Securities Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the Selling Stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position	Date of Appointment

Stephen M. Griffith, Jr.	30	President, Chief Executive Officer, Chairman	July 23, 2007
		Chairman of Board of Directors
Tristan R. Pico	61	Secretary, Chief Financial Officer, Director	July 23, 2007
		Member of Board of Directors
Paul Winze	32	Vice President, Member of Board of	June 24, 2008
		Directors
Don L. Marshall, Jr.	52	Treasurer, Member Board of Directors	June 24, 2008

The principal occupation for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Stephen M. Griffith, Jr.  Chief Executive Officer, President.  Mr. Griffith holds a Bachelor of Arts degree in Business Administration from Oregon State University.  From October 2007 to the present time he is employed by Luma Pictures of Venice, California as a visual effects producer.  His responsibilities include client liason, budgeting and digital production management.  From October 2007 through September 2007, he was employed by Speedshape, Venice, California as a visual effects producer.  His responsibilities included client liason, bidding, budgeting, hiring, operations and digital and live action production management. During 2005 he was employed by Sony Imageworks, Culver City, California as a senior digital coordinator.  His responsibilities included tracking, C&L, FX and Compositing. From 2002 through 2004 he was employed by Digital Domain of Venice, California as a senior digital coordinator.  His duties consisted of animation, tracking, roto, C&L, FX and Compositing.

Tristan R. Pico, Secretary and member of the board of directors.  Brigham Young University, B.A., University of Southern California Gould School of Law, J.D.

Mr. Pico is a principal of Pico & Associates, a law corporation located in Glendora, California.  He has practiced law for 28 years.  He also services as General Counsel to LEA Management Group, LLC, LEA Capital Advisors, LLC, company affiliates.  From 2005 to the present, he serves as corporate secretary and is a member of the board of directors of  Parks ! America, Inc., a Securities and Exchange Commission reporting company. From 2007 to the present, he serves as corporate secretary to PackItGreen, Inc.

Paul Winze, Vice President and a member of the board of directors. Mr. Winze holds a Bachelors of Science in Communications from the University of Texas.  Presently, Mr. Winze is a freelance VFX Producer.  In 2007, Mr. Winze was employed by Radium. In 2006, he was employed by Digital Domain of Venice, California. During 2005, he was employed by Rhythm and Hues. During 2004, he was employed by Stan Winston Digital. During 2002 and 2003, he was employed by Warner Bros.  His principal responsibilities have been a visual effects producer and digital coordinator.

Don L. Marshall, Jr., Treasurer, Member of the board of directors. Utah State University, B.A. Spanish, Loyola School of Law, J.D.

For the last 15 years Mr. Marshall has been employed by Toyota Motor Sales, USA, Inc. (TMS), Torrance, California. TMS is the exclusive importer and distributor of Toyota Motor Vehicles in the U.S.  He works as a lawyer in the company's legal department.

Family Relationships

Stephen M. Griffith, Jr. has the following familial relationships: (1) Donald Marshall, Company Treasurer, is his uncle, and (2) Ashley Sandberg, a 5% shareholder, is his second cousin.

Involvement in Certain Legal Proceedings

To our knowledge, during the past five years, none of our directors, executive officers, promoters, control persons, or nominees has been:

·

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

·	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

·

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

·	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Code of Ethical Conduct

Our board of directors  adopted a Code of Ethical  Conduct  which applies to all our Company directors, officers and employees, including our principal executive officer  and  principal  financial  officer,  principal  accounting  officer  or comptroller, or other persons performing similar functions.  See Exhibit 14.

Executive Officer Compensation

The following sets  forth the  compensation  of the  officers  of the Company in the year ended December 31, 2007.

Table 1.

Name and Position	Year	Salary	Bonus	Underlying Stock Options	Stock Grants
Stephen Griffith	2007	-0-	-0-	-0-	-0-
Donald Marshall	2007	-0-	-0-	-0-	-0-
Tristan Pico	2007	-0-	-0-	-0-	-0-
Paul Winze	2007	-0-	-0-	-0-	-0-

Executive Officer Compensation

Presently, our executive officers work without any form of compensation.  In the future, our board of directors may elect to compensate our executive officers for their services.  The compensation may be in the form of monetary compensation or stock grants.

Director Compensation

Presently, members of our board of directors are not compensated. In the future, our board of directors may elect to compensate our executive officers for their services.  The compensation may be in the form of monetary compensation or stock grants.

Committees of the Board of Directors

We have no committees of the board of directors.

Employment and Consulting Agreements with Management

The Company has not entered into any employment agreements with any of its executive officers or employees.

The Company's officers and directors do not presently receive any compensation for their services rendered to the Company.  No remuneration of any nature has been paid for or on account of services rendered by an officer or director in such capacity. The Company's officers and directors intend to devote no more than a few hours a week to our affairs.

The officers and directors of the Company will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

It  is  possible  that,  after the Company  successfully  consummates  a business combination with an unaffiliated entity,  that  entity  may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

There are no understandings or agreements regarding compensation our management will receive before or after a business combination that is required to be included in this table, or otherwise.  The board of directors may elect to compensate its officers and directors at any time for the value of their services provided to the Company.

Grants of Plan-Based Awards

There were no grants of plan based awards to any executive officer or director during the fiscal year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards to any executive officer at the end of the fiscal year ended December 31, 2007.

Meetings And Committees of The Board Of Directors

We presently have no formal independent Board committees. Until further determination, the full Board of Directors will undertake the duties of the audit committee, compensation committee and nominating and governance committee. The members of the board of directors performing these functions are Stephen Griffith, Paul Winze, Tristan Pico and Don Marshall.  We have adopted a Compensation Committee Charter, Audit Committee Charter and Nomination and Governance Committee Charter. We have adopted guidelines for corporate governance and a policy with respect to related person transactions. These are attached to this Registration Statement as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5.

Compensation Committee

The board of directors, in its Compensation Committee role, will be responsible for reviewing performance of senior management, recommending compensation, and developing compensation strategies and alternatives for the Company.

Audit Committee

The board of directors, in its Audit Committee role, will be responsible for selecting the Company’s independent auditors, approve the scope of audit and related fees, and review financial reports, audit results, internal accounting procedures, related-party transactions, when appropriate, and programs to comply with applicable requirements relating to financial accountability. The Audit Committees function will include the development of policies and procedures for compliance by the Company and its officers and directors with applicable laws and regulations.  The audit committee has reviewed and discussed the attached audited financial statements with management.  Based on this review and discussion, the board of directors, in its audit committee role, recommended that the audited financial statements be included in this registration statement.

Nomination and Governance Committee

The board of directors, in its Nomination and Governance Committee role, will be responsible for recommendations to the Board of Directors respecting corporate governance principles; prospective nominees for director; Board member performance and composition; function, composition and performance of Board committees; succession planning; director and officer liability insurance coverage; and directors responsibilities.

Audit Committee Financial Expert

We do not have an Audit Committee financial expert.

Shareholder Communications

The Company does not currently have a process for security holders to send communications to the Board. Presently, it is not inappropriate for this Company to have a process because it has no assets and nominal operations.

PRINCIPAL SHAREHOLDERS

The following table sets forth the Common Stock ownership information as of September 1, 2008, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; and (iii) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, we believe that each has sole voting and investment power with respect to the shares beneficially owned.

The percentage interest of each principal shareholder is based on the beneficial ownership of such shareholder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to such shareholder (but not any other shareholder) when exercising warrants or other rights in the future. Applicable percentage of ownership is based on 30,073,000 shares of common stock outstanding as of September 1, 2008. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 1, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations and percentage computation is for form purposes only.

(a) Beneficial Ownership of more than 5% based on 30,073,000 common shares.

Beneficial Ownership of 5%.

Table 1.

(1)	(2)	(3)	(4)
Title of Class	Name and Address	Amount and Nature	Percent of Class
Common Stock

Stephen Griffith, Jr.	3420 Ocean Park Blvd.	5,137,500	17.08%
	Santa Monica, CA 90405

Paul Winze	3420 Ocean Park Blvd.	5,137,500	17.08%
	Santa Monica, CA

LEA Capital	3420 Ocean Park Blvd.	6,600,000 (1)	21.94%
Advisors, LLC	Santa Monica, CA

ProPublic Media,	3420 Ocean Park Blvd.	2,115,000(2)	7.03%
LLC	Santa Monica, CA

Ashley Sandberg	3420 Ocean Park Blvd.	5,137,500(3)	17.08%
	Santa Monica, CA

Robert Nederhorst	3420 Ocean Park Blvd.	5,137,500(4)	17.08%
	Santa Monica, CA

Total		29,265,000	97.31%

Notes:

(1) Includes 2,400,000 share in the name of LEA Capital Advisors, 1,200,000 shares in the name of EDLA Family, LLC and 1,500,000 shares in name of Larry Eastland and 1,500,000 shares in the name of Justin Eastland.  Dr. Larry Eastland and Justin Eastland are the natural persons with voting and dispositive control over LEA Capital Advisors.  Dr. Larry Eastland and Beverly Eastland are the natural persons with voting and dispositive control over EDLA Family, LLC. Larry and Beverly Eastland own 48% of EDLA Family, LLC and their four children own the remaining 52%.  Attic Light Entertainment entered into an Agreement for Services with LEA Capital Advisors, LLC.

(2) Includes 240,000 shares in the name of Quoc (Jacob) Nguyen.  Quoc (Jacob) Nguyen is the natural person who has voting and dispositive control over the securities of ProPublic Media, LLC. Jacob Nguyen is the Managing Member of ProPublic Media, LLC.  He is the Director of Strategic Planning for LEA Capital Advisors, LLC.  A public relations agreement exists between Attic Light Entertainment and ProPublic Media, LLC.  An Agreement for Services exists between LEA Capital Advisors, LLC and Attic Light Entertainment, Inc.

(3) Ashley Sandberg is the second cousin of Stephen Griffith, Jr., and Don Marshall is the first cousin of Ashley Sandberg’s mother.  In an unofficial capacity, Ashley Sandberg is a development advisor to ALE.  Sandberg holds a B.A. degree from University of Utah in Theatre/Film and Mass Communications.

(4) Robert Nederhorst is a technical advisor to ALE.

(b) Security Ownership of Management. Based on 30,073,000 shares as set forth in (a) above as of September 1, 2008.

Table 2.

(1)	(2)	(3)	(4)
Title of Class	Name and Address	Amount and Nature	Percent of Class

Stephen Griffith(1)	501 Pacific St.#106	5,137,500	17.08%
	Santa Monica, CA

Paul Winze(2)	501 Pacific St. #106	5,137,500	17.01%
	Santa Monica, CA

Tristan R Pico(3)	501 Pacific St. #106	300,000	1.0%
	Santa Monica, CA

Donald Marshall(4)	501 Pacific St. #106	60,000	0.2%
Jr.	Santa Monica, CA

Total		10,635,000	35.36%

Notes:

(1)  Stephen Griffith, Jr. is the company’s President, CEO and Chairman of the board of directors.

(2)  Paul Winze is the company’s Vice President and member of the board of directors.

(3)  Tristan R. Pico is the company’s Secretary and member of the board of directors.

(4)  Donald Marshall, Jr. is the company’s Treasurer, and member of the board of directors.

Certain Relationships, Related Transactions and Director Independence

On August 8, 2008, Attic Light Entertainment, Inc. (ALE) amended its Agreement for Services with LEA Capital Advisors, LLC to assist taking ALE public and obtain a common stock quotation on the Over-the-Counter Electronic Bulletin Board (OTCBB). ALE agreed to pay lea $250,000 for advance costs. ALE may forego the $250,000 payment and issue LEA Capital Advisors, and, or assigns, 1,500,000 ALE shares upon ALE’s quotation on the OTCBB quotation system.

On August 8, 2008, Attic Light Entertainment, Inc. entered into an amended Public Relations Agreement with ProPublic Media, LLC.  (See Exhibit 3.0)  Quoc (Jacob) Nguyen is the President of ProPublic Media, LLC. Mr. Nguyen is the Director of Strategic Planning for LEA Capital Advisors, LLC.  Attic Light Entertainment, Inc. has agreed to pay ProPublic Media $10,000 monthly commencing 30 days after its common stock is quoted on the OTCBB quotation system.  The term of the agreement is six months.  The 1,875,000 shares are being registered for resale on this registration statement.  Attic Light is obligated to issue an additional 1,875,000 shares for public relations once its shares are quoted Over-the-Counter Electronic Bulletin Board.

On July 19, 2007, the Company issued 1,200,000 shares to EDLA Family, LLC as founder’s valued at $1,200.

On July 19, 2007, the Company issued 2,400,000 shares to LEA Capital Advisors, LLC as founder’s valued at $2,400.

On July 19, 2007, the Company issued 1,500,000 shares to Larry Eastland as founder’s valued at $1,500.

On July 19, 2007, the Company issued 1,500,000 shares to Justin Eastland as founder’s shares valued at $1,500.

On July 19, 2007, the Company issued 300,000 shares to Tristan R. Pico as founder’s shares valued at $300.

On July 19, 2007, the Company issued 240,000 shares to Jacob Ngyuen for services rendered to Attic Light Entertainment valued at $240.

On July 19, 2007, the Company issued 5,137,500 shares to Stephen M. Griffith, Jr. as founder’s shares valued at $5,137.

On July 19, 2007, the Company issued 5,137,000 shares to Paul Winze as founder’s shares valued at $5,137.

On July 19, 2007, the Company issued 5,137,000 shares to Robert Nederhorst as founder’s shares valued at $5,137.

On July 19, 2007, the Company issued 5,137,000 shares to Ashley Sandberg as founder’s shares valued at $5,137.

On July 19, 2007, the Company issued 60,000 shares to Don Marshall, Jr. as founder’s shares valued at $600.

Director Independence

The Board has determined that we do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though such definition does not currently apply to us, because we are not listed on NASDAQ.

Policy With Respect To Related Person Transactions

On August 5, 2008, the Company’s board of directors adopted a policy with respect to related person transactions. The policy is that the Company will not enter into any transaction with any related person of any of the Corporation’s directors, director nominees, executive officers, officers, shareholders holding 5% or more of the Corporation’s stock and their respective family members without the written approval of the Audit Committee of the Corporation’s Board of Directors.

Prior to approving any transaction with a related person, the Audit Committee will determine that (i) there is a good faith business reason for the Corporation to engage in the transaction, (ii) the transaction is on terms not less fair to the Corporation than could be obtained for similar goods or services from an unrelated party as a result of arm's length negotiations, and (iii) with respect to the Corporation’s directors, director nominees, executive officers, and officers, such transaction will not compromise the independence of the involved director, director nominee, executive officer, or officer.

For purposes of this policy “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships without regard to dollar value, “related person” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, nominee for director, executive officer, officer, or shareholder holding 5% or more of the Corporation’s stock and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director, or shareholder.

The Audit Committee has reviewed the types of transactions described below and determined that each of the following will be deemed to be pre-approved by the Committee regardless of the amount:

1. Employment of Executive Officers. Any employment by the Corporation of an executive officer of the Corporation if the related compensation is required to be reported in the Company’s proxy statement under Item 402 of the Securities and Exchange Commission’s ("SEC’s") compensation disclosure requirements (generally applicable to "named executive officers").

2. Director compensation. Any compensation paid to a director if the compensation is required to be reported in the Corporation’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements.

LEGAL PROCEEDINGS

The Company is not a party to any pending or threatened legal proceedings.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue Three Hundred Million (300,000,000) shares of common stock, par value $0.001 per share.  As of September 1, 2008, there were 30,073,000 shares of common stock issued and outstanding. The holders of the common stock are not entitled to pre-emptive or preferential rights to subscribe to any unissued stock or other securities.  The shareholders are not entitled to cumulative voting rights.  The common stock is not assessable and not subject to the payment of any corporate debts. The holders of our common stock are entitled to one vote for each share on all matters submitted to the shareholders for vote.  Holders are entitled to share ratably in any dividends which may be declared, from time to time, by the board of directors in its discretion, from legally available funds. If we are liquidated, dissolved, or wound up, the holders of common shares are entitled to share pro rata all assets remaining after full payment of all liabilities.  There are no conversion rights or redemption or sinking fund provisions for the common stock.

Stock Transfer Agent

Our stock transfer agent is OTC Stock Transfer, 231 East 2100 South, Suite F, Salt Lake City, Utah 84115. Their telephone number is 801.485.5555.

LEGAL MATTERS

The legality of the securities offered hereby has been passed upon by Gregory M. Wilson, Attorney at Law.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Gregory M. Wilson, our independent legal counsel has provided an opinion on the validity of our common stock.

The December 31, 2007 financial statements included in this prospectus and the registration statement have been audited by Madsen & Associates, C.P.A’s Inc. are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus.  This prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits, as permitted by the rules and regulations of the SEC.  For further information, please see the registration statement and accompanying exhibits.  Statements contained in this prospectus regarding any contract or other document which has been filed as an exhibit to the registration statement are qualified in their entirety by reference to these exhibits for a complete statement of their terms and conditions. The registration statement and the accompanying exhibits may be inspected without charge at the offices of the SEC and copies may be obtained from the SEC’s principal office at 100 F. Street, N.E., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC.  Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System, known as EDGAR, are publicly available on the SEC’s website, http://www.sec.gov.

MADSEN & ASSOCIATES, CPA’s INC.	684 East Vine St, # 3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors

Attic  Light  Entertainment, Inc.

Santa Monica, California

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Attic Light Entertainment, Inc. (development stage company) at December 31, 2007, and the related statements of operations, stockholders' equity, and cash flows for the period July 19, 2007 (date of inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Attic Light Entertainment, Inc. at December 31, 2007 and the results of operations, and cash flows for the period July 19, 2007 (date of inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

February 22,  2008

Salt Lake City, Utah                                        /s/ Madsen & Associates, CPA’s Inc.

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

BALANCE SHEET

December 31, 2007

ASSETS
CURRENT ASSETS

Cash	$170

Total Current Assets	$170

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts payable	$-

Total Current Liabilities	-

STOCKHOLDERS' EQUITY

Common stock
300,000,000 shares authorized at $0.001 par value;
30,073,000 shares issued and outstanding	30,073
Capital in excess of par value	7,227
Accumulated deficit during development stage	(37,130)

Total Stockholders’ Equity	$170

The accompanying notes are an integral part of these financial statements

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

STATEMENT OF OPERATIONS

For the Period July 19, 2007 (date of inception) to December 31, 2007

REVENUES	$-

EXPENSES

Administrative	37,130
NET LOSS	$(37,130)

NET LOSS PER COMMON SHARE

Basic and diluted	$-

AVERAGE OUTSTANDING SHARES - (stated in 1,000's)

Basic	30,073

The accompanying notes are an integral part of these financial statements

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

			Capital in
	Common Stock		Excess of	Accumulated
	Shares	Amount	Par Value	Deficit

Balance July 19, 2007	-	$-	$-	$-

Issuance of common shares for services -	30,000,000	30,000	-	-
founders

Issuance of common shares for cash	73,000	73	7,227	-

Net operating loss for the period ended
December 31, 2007	-	-	-	(37,130)

Balance December 31, 2007	30,073,000	$30,073	$7,227	$(37,130)

The accompanying notes are an integral part of these financial statements.

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period July 19, 2007 (date of inception) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(37,130)
Adjustments to reconcile net loss to
net cash provided by operating activities

Common stock issued for services	30,000

Net Cash Flows Used in Operations	(7,130)

CASH FLOWS FROM INVESTING ACTIVITIES

-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of common	7,300

Net Change in Cash	170
Cash at Beginning of Period	-

Cash at End of Period	$170

The accompanying notes are an integral part of these financial statements.

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company )

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

1.

ORGANIZATION

Attic Light Holdings, Inc. (the Company) was incorporated under the laws of the state of Nevada on July 19, 2007 with authorized common stock of 300,000,000 shares with a par value of $.001. On September 6, 2007 the name was changed to Attic Light Entertainment, Inc.

The Company has no operations and is a development stage company and has elected December 31 as its fiscal year.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2007, the Company had a net operating loss available for carryforward of $ 37,130. The income tax benefit of approximately $ 11,000 from the carryforward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has not started any operations. The net operating loss will expire in 2028.

Revenue Recognition

Revenue will be recognized upon the completion of a service or the sale and shipment of a product.

Advertising and Market Development

The company will expense advertising and market development costs as incurred.

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.

CAPITAL STOCK

During 2007 the Company issued 73,000 private placement common shares for cash of $ 7,300 and 30,000,000 shares to management for services.

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

4.

SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors and management have acquired 35.36% and owners have acquired 32.64% of the outstanding common stock of the Company.

6.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investment, which will enable the Company to continue operations for the coming year.

7.

SUBSEQUENT EVENTS

The Company has entered into an agreement with LEA Management Group (a related party) to assist in obtaining public trading of its common stock on OTCBB and LEA has agreed to advance funds of $ 250,000 as needed for this effort and to place 3,900,000 additional shares in escrow for public relations with Pro Public Media or assigns.

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

BALANCE SHEET

(Unaudited)

June 30, 2008

ASSETS	JUNE 30, 2008	DEC 31, 2007
CURRENT ASSETS

Cash	$8,044	$170

Other Current Assets
Production project held in Inventory	38,904	-

Total Current Assets	46,948	170

Total Assets	$46,948	$170

LIABILITIES and STOCKHOLDER’S EQUITY
CURRENT LIABILITIES

Accounts payable	$46,800	$-

Total Current Liabilities	$46,800	$-

STOCKHOLDERS’ EQUITY

Common stock
300,000,000 authorized at $0.001 par value;
30,073,000 issued and outstanding	$30,073	$30,073
Capital in excess of par	7,227	7,227
Accumulated deficit during development stage	(37,152)	(37,130)

Total Stockholders’ Equity	148	170

Total Liabilities and Stockholders’ Equity	$46,948	$170

The accompanying notes are an integral part of these financial statements

 ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

STATEMENT OF OPERATIONS

(Unaudited)

For the Three and Six Months Ended June 30, 2008

	THREE MONTHS JUNE 30, 2008	SIX MONTHS JUNE 30, 2008	JULY 19, 2007-JUNE 30, 2008

REVENUE	$-	$-	$-

EXPENSES

Administrative	$(44)	$22	$37,152

NET PROFIT (LOSS)	$44	$(22)	$(37,152)

NET LOSS PER COMMON SHARE

Basic and diluted	$-	$-	$-

AVERAGE OUTSTANDING SHARES - (stated in 1,000's)

Basic	30,073	30,073	30,073

The accompanying notes are an integral part of these financial statements.

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

STATEMENT OF CASH FLOWS

(Unaudited)

For the Three and Six Months Ended June 30, 2008

	THREE MONTHS JUNE 30, 2008	SIX MONTHS JUNE 30, 2008	JULY 19, 2007-JUNE 30, 2008

CASH FLOWS FROM
OPERATING ACTIVITIES

Net profit (loss)	$44	$(22)	(37,152)

Adjustments to reconcile net loss to
net cash provided by operating
activities

Common stock issued for services			30,000
Increase in production inventory	(38,904)	(38,904)	(38,904)
Increase in accounts payable	40,000	46,800	46,800

Net Cash Flows From/ (Used in) Operations	1,140	7,874	744

CASH FLOWS FROM INVESTING
ACTIVITIES

Cash flow from purchase of assets	-	-	-

CASH FLOWS FROM FINANCING
ACTIVITIES

Proceeds from issuance of common	-	-	7,300

Net Change in Cash	1,140	7,874	8,044
Cash at Beginning of Period	6,904	170	-
Cash at End of Period	$8,044	$8,044	8,044

The accompanying notes are an integral part of these financial statements.

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

June 30, 2008

1.

ORGANIZATION

Attic Light Holdings, Inc. (the Company) was incorporated under the laws of the State of Nevada on July 19, 2007 with authorized common stock of 300,000,000 shares having a par value of $.001.  On July 23, 2007 the name was formally changed to Attic Light Entertainment, Inc.

The Company has no operations and is a development stage company and has elected December 31 as its fiscal year.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On June 30, 2008, the Company had a net operating loss available for carry forward of $37,152.  The income tax benefit of approximately $5,573 from the carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has not started any operations.  The net operating loss will expire in 2028.

Revenue Recognition

Revenue is recognized upon the completion of a service or the sale and shipment of a product.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2008

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risks.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Comparative Financial Statements

Comparative Financial Statements were not prepared to compare with the first six months of 2008 since the Company was not in existence at that time.

ATTIC LIGHT ENTERTAINMENT, INC.

(Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

June 30, 2008

3.

CAPITAL STOCK

During 2007 the Company issued 73,000 private placement common shares for cash of $7,300 and 30,000,000 shares for services.

No capital stock transactions occurred during the six months ended June 30, 2008.

4.

SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors and management have acquired 35.36% and owners have acquired 32.64% of the outstanding common stock of the Company.

5.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investment, which will enable the Company to continue operations for the coming year.

6.

SUBSEQUENT EVENTS

After December 31, 2007 the Company has modified and entered into a consulting agreement with LEA Capital Advisors, LLC (a related party) to assist in obtaining public trading of its common stock on OTCBB and has agreed to pay LEA $250,000 for advance costs. ALE may forego the $250,000 Payment and issue LEA or assigns 1,500,000 shares upon quotation on the OTCBB quotation system. The company entered into an amended Public Relations agreement with ProPublic Media LLC to pay ProPublic Media $10,000 monthly commencing 30 days after its common stock is quoted on the OTCBB quotation system. The term of the agreement is six months. The 1,875,000 shares are being registered for resale on the registration statement. The company is obligated to issue an additional 1,875,000 shares for public relations once its shares are quoted Over-the-Counter Electronic Bulletin Board

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

		Common Stock
__________________________________

TABLE OF CONTENTS
FORWARD LOOKING STATEMENTS	5
PROSPECTUS SUMMARY	5	_________________
RISK FACTORS	6
USE OF PROCEEDS	15	PROSPECTUS
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	15	_________________
DIVIDENDS AND DIVIDEND POLICY	15
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	15
BUSINESS	16
PROPERTIES	22	Dated September 1, 2008
MANAGEMENT’S DISCUSSION AND ANALYSIS	22
PLAN OF DISTRIBUTION	25
DIRECTORS AND EXECUTIVE OFFICERS	27
PRINCIPAL SHAREHOLDERS	31
TRANSACTIONS WITH MANAGEMENT AND OTHERS	33
LEGAL PROCEEDINGS	35
DESCRIPTION OF SECURITIES	35
LEGAL MATTERS	35
EXPERTS	35
WHERE YOU CAN FIND MORE INFORMATION	36
INDEX TO FINANCIAL STATEMENTS	F-1
EXHIBITS

______________________________________________________________________________

Attic Light Entertainment, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.

Indemnification of Directors and Officers.

The Nevada Corporation Law and the Company’s Certificate of Incorporation and Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person’s own misconduct or negligence in performance of duty.  In addition, even a director, officer, employee or agent of the Company who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25.

Other Expenses of Issuance and Distribution

SEC Registration Fee	$
Accounting Fees and Expenses	$
Legal Fees and Expenses	$
Miscellaneous	$

Total	$

Item 26.

Recent Sales of Unregistered Securities

During the period the preceding three years we issued the following securities in exempt transactions not requiring registration:

On April 19, 2007, the Company sold 1,000 shares to Jack Klosterman for $100 consideration.

On April 20, 2007, the Company sold 1,000 shares to Trista Hidalgo for $100 consideration.

On April 20, 2007, the Company sold 1,000 shares to David Hidalgo for $100 consideration.

On April 23, 2007, the Company sold 2,000 shares to Smith Family Trust for $200 consideration.

On April 24, 2007, the Company sold 1,000 shares to Don Marshall, Sr. for $100 consideration.

On April 24, 2007, the Company sold 1,000 shares to Danielle Gotchet for $100 consideration.

On April 30, 2007, the Company sold 1,000 shares to Donna Gotchet for $100 consideration.

On April 30, 2007, the Company sold 1,000 shares to Richard Jackson for $100 consideration.

On April 30, 2007, the Company sold 1,000 shares to Trudy Jackson for $100 consideration.

On May 1, 2007, the Company sold 2,500 shares to Karin Stauder for $250 consideration.

On May 1, 2007, the Company sold 1,000 shares to Vernon Gotchet for $100 consideration.

On May 1, 2007, the Company sold 2,500 shares to Mary Gentle for $250 consideration.

On May 1, 2007, the Company sold 2,000 shares to Vincent D’Angelo for $200 consideration.

On May 1, 2007, the Company sold 1,000 shares to Vernon Gotchet for $100 consideration.

On May 15, 2007, the Company sold 1,000 shares to Mark Skorka for $100 consideration.

On May 16, 2007, the Company sold 1,000 shares to Rae Gagnon for $100 consideration.

On May 17, 2007, the Company sold 5,000 shares to Lynne Varelans for $500 consideration.

On May 17, 2007, the Company sold 5,000 shares to Joan Winze for $500 consideration.

On May 17, 2007, the Company sold 5,000 shares to Robert Winze for $500 consideration.

On May 21, 2007, the Company sold 2,000 shares to Ken & Mitsi Rudolf for $200 consideration.

On May 21, 2007, the Company sold 1,000 shares to William & Kimberley Gentle for $100 consideration.

On May 24, 2007, the Company sold 1,000 shares to Shannon Keany for $100 consideration.

On May 26, 2007, the Company sold 1,000 shares to Robert Egbert for $100 consideration.

On May 31, 2007, the Company sold 1,000 shares to Mark Rampton for $100 consideration.

On May 31, 2007, the Company sold 1,000 shares to Alice Rampton for $100 consideration.

On June 1, 2007, the Company sold 25,000 shares to Stephen Griffith for $2,500 consideration.

On June 13, 2007, the Company sold 1,000 shares to Beverly Stephens for $100 consideration.

On July 16, 2007, the Company sold 2,500 shares to Craig Barton for $250 consideration.

On July 16, 2007, the Company sold 2,500 shares to Patricia Barton for $250 consideration.

On July 19, 2007, the Company issued 1,875,000 shares to ProPublic Media, LLC for services valued at $1,875 under the Consulting Agreement attached as Exhibit 3.1.

On July 19, 2007, the Company issued 1,200,000 shares to EDLA Family, LLC as founder’s shares valued at $1,200.

On July 19, 2007, the Company issued 2,400,000 shares to LEA Capital Advisors, LLC as founder’s shares valued at $2,400.

On July 19, 2007, the Company issued 1,500,000 shares to Larry Eastland as founder’s shares valued at $1,500.

On July 19, 2007, the Company issued 1,500,000 shares to Justin Eastland as founder’s shares valued at $1,500.

On July 19, 2007, the Company issued 300,000 shares to Tristan R. Pico as founder’s shares valued at $300.

On July 19, 2007, the Company issued 240,000 shares to Jacob Ngyuen for services rendered to Attic Light Entertainment valued at $240.

On July 19, 2007, the Company issued 210,000 shares to Kathy Hidalgo as founder’s shares valued at $210.

On July 19, 2007, the Company issued 150,000 shares to Darren White as founder’s shares valued at $150.

On July 19, 2007, the Company issued 5,137,500 shares to Stephen M. Griffith, Jr. as founder’s shares valued at $5,137.

On July 19, 2007, the Company issued 5,137,000 shares to Paul Winze as founder’s shares valued at $5,137.

On July 19, 2007, the Company issued 5,137,000 shares to Robert Nederhorst as founder’s shares valued at $5,137.

On July 19, 2007, the Company issued 5,137,000 shares to Ashley Sandberg as founder’s shares valued at $5,137.

On July 19, 2007, the Company issued 60,000 shares to Don Marshall, Jr. as founder’s shares valued at $600.

On July 19, 2007, the Company issued 15,000 shares to Glen Claghorn as founder’s shares valued at $150.

We believe all of the above described common stock were issued  in private transactions pursuant to Regulation D Rule 506 and, or Section 4(2) of the Securities Act of 1933, as amended, and were deemed restricted securities at the time of issuance.

Item 27.

Exhibits

Exhibit	Description	Location of Exhibit

3.0	Articles of Incorporation	Included with this filing
3.1	Articles of Amendment	Included with this filing
3.2	By-Laws	Included with this filing
10.0	Consulting Agreement ProPublic Media	Included with this filing
10.1	LEA Capital Advisors Agreement for Services	Included with this filing
14	Code of Ethical Conduct	Included with this filing
5.0	Consent of Wilson Law Offices	Included with the filing
23.1	Consent of Independent Auditor	Included with this filing
99.1	Compensation Committee Charter	Included with this filing
99.2	Audit Committee Charter	Included with this filing
99.3	Nomination and Governance Committee Charter	Included with this filing
99.4	Guidelines for Corporate Governance	Included with this filing
99.5	Policy With Respect To Related Person Transactions	Included with this filing

Item 28.

Undertakings

The undersigned registrant hereby undertakes to:

(1)

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2)

File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that it will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497 (h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Santa Monica, CA on September ___, 2008.

Attic Light Entertainment, Inc.

By: /s/ Stephen M. Griffith

     Stephen M. Griffith, President, CEO

By: /s/ Paul Winze

       Paul Winze, Vice President

By: /s/ Tristan R. Pico

       Tristan R. Pico, Secretary

By: /s/ Don L. Marshall

       Don L. Marshall, Jr., Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of September ___, 2008.

By: /s/ Stephen M. Griffith

      Stephen M. Griffith, Director

By: /s/ Paul Winze

       Paul Winze, Director

By: /s/ Tristan R. Pico

       Tristan R. Pico, Director

By: /s/ Don L. Marshall

       Don L. Marshall, Jr., Director